Exhibit 99.1

Monogram Orthopaedics Completes Corporate Name Change to Monogram Technologies

New Name Reflects Continued Evolution as an AI-Driven Robotics Company with a Strong IP Position

AUSTIN, TX -- May 15, 2024 -- Monogram Orthopaedics Inc. (NASDAQ: MGRM) (“Monogram” or the “Company”), an AI-driven robotics company focused on improving human health with an initial focus on orthopedic surgery, today announced its plan to merge its wholly owned subsidiary, Monogram Technologies Inc. (“MT”) with and into Monogram Orthopaedics Inc. In connection with this upstream merger, the current MT will cease to exist, and Monogram's business will continue as it is currently being conducted. Further, on May 15, 2024, the effective date of the merger, the Company will change its name to Monogram Technologies Inc., and its ticker will remain “MGRM.”

“Our new name, Monogram Technologies, reflects our continued evolution since 2016 to become the AI-driven robotics company we are today and the broadening applications for our technology long term,” said Benjamin Sexson, Chief Executive Officer of Monogram. “As we progress on our accelerated path toward a 510(k) submission this year for our Monogram mBôs™ TKA System robotic surgical system and continue development of mVision navigation, we anticipate there will be other clinical and commercial applications that could leverage our disruptive technology. As Monogram Technologies, we are dedicated to improving human health through innovation. We have built a robust IP moat around our active robotics that differentiates Monogram within the orthopedic market and positions us for growth, and we remain focused on generating long-term value for our shareholders.”

For more information on Monogram and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.monogramorthopedics.com or available at www.sec.gov.

About Monogram Technologies Inc.

Monogram Technologies (NASDAQ: MGRM) is an AI-driven robotics company focused on improving human health, with an initial focus on orthopedic surgery. The Company is developing a product solution architecture to enable patient-optimized orthopedic implants at scale by combining 3D printing, advanced machine vision, AI and next-generation robotics.

Monogram's mBôs precision robotic surgical system is designed to autonomously execute optimized paths for high-precision insertion of its FDA-cleared mPress press-fit implants. The goal is well balanced better-fitting bone sparing knee replacements. The Company initially intends to produce and market robotic surgical equipment and related software, orthopedic implants, tissue ablation tools, navigation consumables, and other miscellaneous instrumentation necessary for reconstructive joint replacement procedures. Other clinical and commercial applications for the mBôs with mVision navigation are also being explored.

Monogram has obtained FDA clearance for mPress implants. Monogram currently plans to apply for 510(k) clearance for its robotic products in the second half of 2024. The Company is required to obtain FDA clearance before it can market its products. Monogram cannot estimate the timing or assure the ability to obtain such clearances.

The Company believes that its mBôs precision robotic surgical assistants, which combine AI and novel navigation methods (mVision), will enable more personalized knee implants for patients, resulting in well balanced better-fitting knee replacements with bone sparing implants. Monogram anticipates that there may be other clinical and commercial applications for its navigated mBôs precision robot and mVision navigation.

To learn more, visit www.monogramorthopedics.com.

Forward-Looking Statements

This press release may include "forward-looking statements.'' To the extent that the information presented in this presentation discusses financial projections, information, or expectations about the Company’s business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" and elsewhere in the offering statement filed with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and the Company does not undertake any duty to update any forward-looking statements except as may be required by law.

Investor Relations

Chris Tyson
Executive Vice President
MZ North America
Direct: 949-491-8235

MGRM@mzgroup.us